Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Catalyst Pharmaceutical Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-0837053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
355 Alhambra Circle
Suite 1370
Coral Gables, Florida 33134
(Address of Principal Executive Offices)
(Zip Code)
Patrick J. McEnany Non-Qualified Stock Option Agreements
Hubert E. Huckel Non-Qualified Stock Option Agreements
Jack Weinstein Non-Qualified Stock Option Agreements
M. Douglas Winship Stock Option Agreement
Charles B. O’Keeffe Non-Qualified Stock Option Agreement
Donald R. Jasinski Consulting Agreement
(Full Titles of the Plans)
Patrick J. McEnany
355 Alhambra Circle, Suite 1370
Coral Gables, Florida 33134
(Name and Address of Agent for Service)
With a copy to:
Philip B. Schwartz, Esq.
Akerman Senterfitt
One Southeast Third Avenue, 25th Floor
Miami, Florida 33131
(305) 374-5600
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price	Registration Fee
Common Stock	2,352,254	$3.59	$8,445,000	$331.89

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock that may become issuable in the future under the various stock option plans as a result of stock splits, stock dividends or other similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act on the basis of $3.59 per share, which was the average of the high and low sale prices of the Registrant’s common stock on the Nasdaq Global Market on May 30, 2008.

EXPLANATORY NOTE
Catalyst Pharmaceutical Partners, Inc. (the “Registrant” or the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 to register an aggregate of 2,352,254 shares of its common stock, par value $0.001 per share, issuable upon the exercise of stock options granted to some of its directors, employees, officers and scientific advisors. This Registration Statement also includes a reoffer prospectus. Certain shares offered by the reoffer prospectus are “control securities” (as defined in General Instruction C to Form S-8). The other shares covered by the reoffer prospectus are “restricted securities” (as defined in General Instruction C to Form S-8)
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. This information will be sent or given to all persons with whom we have stock option agreements as specified by Rule 428(b)(1) of the Securities Act. This information and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
The reoffer prospectus referred to in the Explanatory Note follows this page.

2,352,254 Shares
CATALYST PHARMACEUTICAL PARTNERS, INC.
COMMON STOCK
          This prospectus relates to 2,352,254 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this reoffer prospectus for their own accounts. The shares offered in this prospectus were issued pursuant to various stock option agreements with the selling stockholders. All of the selling stockholders are directors, officers, employees or scientific advisors to and of our company. We will receive no part of the proceeds from sales made under this prospectus.
          The shares of common stock covered by this prospectus are “restricted securities” and, in some cases, “control securities” under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus has been prepared to allow for future resales of the shares covered by this prospectus by the selling stockholders, on a continuous or delayed basis, to the public. The number of shares that each selling stockholder may sell is set forth under Rule 144(e) under the Securities Act. Each stockholder that resells shares of our common stock pursuant to this prospectus may be deemed an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares of our commons tock covered by this prospectus may be deemed to be underwriting commissions or discounts under the Securities Act.
          The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may resell their shares of common stock covered by this prospectus from time to time in one or more public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
          We are paying the expenses incurred in registering the shares covered by this prospectus and the preparation of this prospectus, but all selling and other expenses, including but not limited to any discounts, commissions and applicable transfer taxes, incurred by each of the selling stockholders will be borne by such stockholder.
          Our common stock is listed on the Nasdaq Global Market under the symbol “CPRX”. On May 30, 2008, 2008, the last reported sale price of our common stock was $3.59 per share.
          Our principal executive officers are located at 355 Alhambra Circle, Suite 1370, Coral Gables, Florida 33134. Our telephone number is (305) 529-2522.
          INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF THOSE RISKS.
          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this reoffer prospectus is June 2, 2008.

          You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The shares of common stock covered by this prospectus are not being offered or sold in any jurisdiction where such offer or sale is not permitted. You should not assume that the information included or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

AVAILABLE INFORMATION
          We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document that we file at the SEC’s Public Reference Room, which is located at 100 F Street, NE, Washington, DC 20549. Please call 1-800-SEC-0330 for further information on the SEC’s Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
          We also make available on our website, http://www.catalystpharma.com, free of charge, the documents we file with the SEC, as soon as is practicable after we file documents with the SEC. Information on or connected to our web site shall not be deemed to be a part of this prospectus.
          We have filed with the SEC hereunder a Registration Statement on Form S-8 under the Securities Act covering the shares of our common stock to be resold from time to time under this prospectus by certain selling stockholders covered by this prospectus pursuant to the various stock option agreements and their pledgees, donees, transferees or other successors in interest. The SEC permits us to omit from this prospectus certain information, exhibits and undertakings contained in the Registration Statement.
          You should rely only on the information incorporated by reference or provided in this prospectus or a prospectus supplement accompanying this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The shares of common stock covered by this prospectus are not being offered or sold in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, since our business, financial condition, results of operations and prospects may have changed since that date.
INCORPORATED DOCUMENTS
          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus or by any information in a prospectus supplement accompanying this prospectus.
          The following documents filed with the SEC are incorporated by reference in this prospectus:
1.	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 25, 2008;

2.	Our Proxy Statement for the 2008 Annual Meeting of Stockholders to be held on June 18, 2008, filed with the SEC on April 29, 2008;

3.	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2008, filed with the SEC on May 15, 2008; and

4.	Our description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 29, 2006, along with Amendment No. 1 thereto, filed with the SEC on October 18, 2006.

          This Registration Statement on Form S-8 also incorporates by reference all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, from the date of filing of such documents, before the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.
          You may obtain a copy of any of these documents at no cost by requesting them from us or by writing or calling: Catalyst Pharmaceutical Partners, Inc., 355 Alhambra Circle, Suite 1370, Coral Gables, Florida, 33134, Attn: Investor Relations, or by calling (305) 529-2522.
CERTAIN DEFINITIONS
          Except where the context suggests otherwise, “we”, “us”, “our”, and “the Company” refer to Catalyst Pharmaceutical Partners, Inc.
THE COMPANY
          We are a development-stage biopharmaceutical company focused on the acquisition, development and commercialization of prescription drugs for the treatment of drug addiction and obsessive compulsive disorders. Our initial product candidate is CPP-109, which is our version of vigabatrin.
          The successful development of CPP-109 or any other product we may develop, acquire, or license is highly uncertain. We cannot reasonably estimate or know the nature, timing, or estimated expenses of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence due to the numerous risks and uncertainties associated with developing, such products, including the uncertainty of:
•	the scope, rate of progress and expense of our clinical trials and our other product development activities;

•	the results of future clinical trials, and the number of clinical trials (and the scope of such trials) that will be required to seek and obtain approval of a new drug application, or NDA, for CPP-109; and

•	the expense of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights.
          Our principal executive offices are located at 355 Alhambra Circle, Suite 1370, Coral Gables, Florida 33134. Our telephone number is (305) 529-2522. Our website is http://www.catalystpharma.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.
Recent Developments
U.S. Phase II clinical trial for cocaine addiction
          During July 2007, we initiated a randomized, double-blind, placebo-controlled U.S. Phase II clinical trial evaluating the use of CPP-109 in treating patients with cocaine addiction. We estimate that the cost of this trial will be approximately $6,000,000.

          The trial is expected to enroll 180 cocaine addicted patients at not less than 11 addiction treatment clinical centers in the United States. Patients will be treated for a period of 12 weeks, with an additional 12 weeks of follow-up. The primary endpoint of the trial is to demonstrate that a larger proportion of CPP-109-treated subjects than placebo-treated subjects will be cocaine-free during their last two weeks of treatment (weeks 11 and 12). Additionally, we will be measuring several secondary endpoints based on reductions of cocaine use and craving. To be eligible to participate in this trial, participants must meet specific clinical standards for cocaine dependence, as specified in DSM-IV, a set of diagnosis guidelines established for clinical professionals. Additionally, trial participants cannot meet the DSM-IV criteria for dependence on most other addictive substances. Further, eye safety studies will be conducted on all trial participants before and after the trial to determine the extent of visual field defects that may occur as a result of the trial among such participants, if any. We began enrolling patients in our trial in January 2008 after the protocol for our trial was accepted by the U.S. Food and Drug Administration (“FDA”). Based on currently available information, we expect to have initial top-line results from this trial in the fourth quarter of 2008. However, the date we obtain the results from our study will ultimately depend on the timing of patient enrollment into our study, which cannot be predicted with absolute certainty. Additional information about our trial can be found at www.clinicaltrials.gov.
U.S. Phase II clinical trial for methamphetamine addiction
          We expect to initiate during the second quarter of 2008 a 180 patient randomized, double-blind, placebo-controlled U.S. Phase II clinical trial evaluating the use of CPP-109 in treating patients with methamphetamine addiction. This trial will be similar to our cocaine trial. We currently estimate that the cost of this trial will be approximately $5,900,000. Based on currently available information, we expect to have initial top-line results from this trial during the third quarter of 2009.

Contemplated pilot clinical trials
          We hope to initiate during 2008 a Phase II clinical trial evaluating CPP-109 for the treatment of binge eating disorder or BED. BED, which impacts a subset of the obese population, affects approximately four million people in the United States. We are also contemplating and hope to launch during 2008 additional Phase II proof-of-concept trials evaluating the use of CPP-109 for the treatment of other addictions, including alcohol and nicotine.
Discussions with strategic partners
          We have had in the past, and expect to continue to have in the future, discussions with potential strategic partners interested in working with us on the development of CPP-109. No agreements have been entered into to date with any potential strategic partners.
RISK FACTORS
          Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated in this prospectus by reference and any applicable prospectus supplement, in light of your particular investment objectives.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          Some of the statements provided in or incorporated by reference by this prospectus contain “forward-looking statements,” including statements regarding our expectations, beliefs, plans or objectives for future operations and anticipated results of operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “proposes,” “plans,” “expects,” “intends,” “may” and similar expressions are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements made in this prospectus are based on current expectations that involve numerous risks and uncertainties, including but not limited to the following:
•	our having sufficient financial resources;
•	our ability to successfully complete our clinical and non-clinical trials required for us to file and obtain approval of a NDA for our product candidate CPP-109;
•	our ability to complete such trials on a timely basis and within the budgets we establish for such trials;
•	our ability to protect our intellectual property;
•	whether others develop and commercialize products competitive to our products;
•	changes in the regulations affecting our business;
•	our ability to attract and retain skilled employees; and

•	changes in general economic conditions and interest rates.
          Our current plans and objectives are based on assumptions relating to the development of our business. Although we believe that our assumptions are reasonable, any of our assumptions could prove inaccurate. In light of the significant uncertainties inherent in the forward-looking statements made herein, which reflect our views only as of the date of this prospectus, you should not place undue reliance upon such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
          We will not receive any of the proceeds from the resale of the shares of our common stock covered by this prospectus. We will pay all costs and expenses incurred by us in connection with the registration under the Securities Act of the shares of our common stock covered by this prospectus.
DIVIDEND POLICY
          We do not anticipate that we will pay any cash dividend on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and growth of our business.
SELLING STOCKHOLDERS
          This prospectus permits the resale of up to 2,352,254 shares of common stock by the selling stockholders identified below and their pledgees, donees, transferees and other successors in interest that receive shares from a selling stockholder as a gift, distribution or other non sale-related transfer after the date of this prospectus (all of whom may be selling stockholders for purposes of this prospectus). The shares of common stock covered by this prospectus may be offered and resold when and as the selling stockholders deem appropriate. All of the selling stockholders are directors, officers, employees or advisors of or scientific advisors to our company. The selling stockholders acquired these shares from us pursuant to awards or stock option grants under individual stock option agreements. The shares of common stock covered by this prospectus may not be sold or otherwise transferred by the selling stockholders named in the table below unless and until the restrictions on sales or other transfers applicable to the shares of common stock acquired under such agreements lapse in accordance with the terms and conditions of such agreements and any applicable grant instrument.
          The following table sets forth: (i) the name of each selling stockholder; (ii) any position, office or other material relationships with our company, over the last three years of each selling stockholder; (iii) the number and percentage of shares of our common stock, known to us, that each selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus; (iv) the number of shares of common stock that may be offered for resale for the account of each selling stockholder under this prospectus; and (v) the number and percentage of shares of common stock to be beneficially owned by each selling stockholder after the offering of the shares under this prospectus (assuming all of the shares under this prospectus are sold for the account of each selling stockholder and no other shares of common stock are acquired or sold by each selling stockholder).
          The number of shares in the column “Number of Shares Being Offered” represents all of the shares of common stock that each selling stockholder may offer under this prospectus. We do not know how long the selling stockholders will hold these shares before selling them or how many shares they will sell. We currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares covered by this prospectus. The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholders listed below as described in this prospectus under the heading “Plan of Distribution.” We cannot assure you that any of the selling stockholders listed below will offer or resell any or all of the shares of common stock offered by them by this prospectus.
          Unless indicated otherwise in the notes to the table below, each selling stockholder has sole voting and sole investment power over the shares of common stock beneficially owned by each selling stockholder, and the address of each selling stockholder is c/o Catalyst Pharmaceutical Partners, Inc., 355 Alhambra Circle, Suite 1370, Coral Gables, Florida 33134.

	Number of Shares		Shares Beneficially Owned
	Beneficially Owned	Number of Shares	After Offering (2)
Name	Prior to Offering (1)	Being Offered (2)	Number	Percentage

Huckel, Hubert (3)	1,913,742	729,608	1,184,134	6.9
Jasinski, Donald (4)	17,510	17,510	—	*
McEnany, Patrick (5)	3,975,894	729,608	3,246,286	19.0
O’Keeffe, Charles (6)	360,619	291,843	68,776	*
Weinstein, Jack (7)	443,761	437,764	5,997	*
Winship, M. Douglas (8)	145,921	145,921	—	*

*	Less than one percent

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership of those shares within 60 days of June 2008.

(2)	Assumes that all shares of common stock to be offered are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling stockholders prior to the termination of this offering. Because the selling stockholders or their pledgees, donees, transferees, or other successors in interest may sell all, some or none of the shares of common stock covered by this prospectus or may acquire or dispose of other shares of our common stock, no reliable estimate can be made of the aggregate number of shares of common stock that will be sold pursuant to this offering. The percentage of shares beneficially owned by each selling stockholder after this offering is based on the 12,567,226 shares of common stock outstanding as of April 29, 2008.

(3)	Dr. Huckel serves as a director of the Company

(4)	Dr. Jasinski is a consultant to the Company and serves on the Company’s Scientific Advisory Board.

(5)	Mr. McEnany serves as Chairman of the Board, President and Chief Executive Officer of the Company.

(6)	Mr. O’Keeffe is a Consultant to the Company and serves on the Company’s Board of Directors.

(7)	Mr. Weinstein serves as a Vice President, Treasurer and Chief Financial Officer of the Company

(8)	Mr. Winship serves as the Company’s Vice President of Regulatory Operations.

PLAN OF DISTRIBUTION
          The purpose of this prospectus is to permit each selling stockholder and his or her pledgees, donees, transferees and other successors in interest (all of whom may be selling stockholders for purposes of this prospectus) to offer and resell all or a portion of the shares the selling stockholders have acquired pursuant to the stock option agreements. The selling stockholders may also choose to dispose of all or a portion of the shares of common stock covered by this prospectus by gift to a third party or as a donation to a charitable or other nonprofit entity.
          The sale of the common stock by any selling stockholder, including any donee, pledgee or other transferee who receives common stock from a selling stockholder, may be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the common stock as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our common stock is then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.
          The common stock may also be sold in one or more of the following transactions:
•	block transactions (which may involve crosses) in which a broker dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer, as principal, and resale by such broker dealer for its own account pursuant to a prospectus supplement;
•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the National Association of Securities Dealers, or stock exchange rules;
•	ordinary brokerage transactions and transactions in which a broker dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and
•	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers.
          In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker dealer will be in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the type of transactions involved. No such broker dealer will receive compensation in excess of that permitted by the rules of the Financial Industry Regulatory Authority, or FINRA. In no event will any broker dealer receive total compensation in excess of the maximum amount allowed by FINRA.
          The distribution of the common stock covered by this prospectus also may be effected from time to time in one or more underwritten transactions at a fixed price or prices that may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
          The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock covered by this prospectus, nor is there any underwriter or coordinating broker dealer acting in connection with the proposed sale of common stock by the selling stockholders pursuant to this prospectus. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act that will include any material information with respect to the plan of distribution not previously disclosed or any material change in such information. This supplement will disclose, among other information:
•	the names of the selling stockholders and of participating broker dealer(s);
•	the amount of common stock involved;
•	the price at which the common stock is to be sold;
•	the commissions paid or the discounts or concessions allowed to the broker dealer(s), where applicable;
•	that the broker dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus; and
•	other facts material to the transaction.
          The selling stockholders and any underwriters, or broker-dealers or agents that participate in the distribution of the common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.
          We will not receive any of the proceeds from the sale of the shares covered by this prospectus. We are paying the expenses incurred in registering the shares of common stock covered by this prospectus and preparing this prospectus, but all selling and other expenses, including but not limited to any discounts, commissions and applicable transfer taxes, incurred by each selling stockholder will be borne by that selling stockholders.
          The selling stockholders may agree to indemnify any agent, dealer or broker dealer that participates in a transaction involving the sale of shares of common stock covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.
          From time to time, the selling stockholders may pledge their common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged common stock from time to time. Upon a sale of the common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.
          We have informed the selling stockholders that the anti manipulative provisions of Regulation M promulgated under the Exchange Act, may apply to their sales in the market.
          In order to comply with the securities laws of certain states, if applicable, the common stock covered by this prospectus may be sold only through registered or licensed broker-dealers.
          The selling stockholders may resell all or a portion of the shares of common stock covered by this prospectus in open market transactions in reliance upon Rule 144 (as in effect at the time of sale) under the Securities Act, provided they meet the criteria and conform to the requirements of such rule. In addition, in accordance with General Instruction C to Form S-8, shares of common stock to be offered or resold by means of this prospectus by a selling stockholder may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted as to our officers, directors, or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
LEGAL MATTERS
          The validity of shares of common stock offered by the selling shareholders named in this prospectus will be passed upon for us by Akerman Senterfitt, Miami, Florida.
EXPERTS
          The financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2007 incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by Catalyst Pharmaceutical Partners, Inc. (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 25, 2008;

2.	The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders to be held on June 18, 2008, filed with the SEC on April 29, 2008;

3.	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008, filed with the SEC on May 15, 2008;

4.	The Company’s description of its common stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 29, 2006, along with Amendment No. 1 thereto, filed with the Commission on October 18, 2006; and

5.	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, from the date of filing of such documents, before the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.
Item 5. Interests of Named Experts and Counsel.
The legality of the shares of Common Stock registered hereby has been passed upon for the Company by Akerman Senterfitt LLP, Miami, Florida. As of the date of this Registration Statement, certain attorneys employed by Akerman Senterfitt LLP beneficially own shares of the Company’s Common Stock.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other individuals against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article VII of the Company’s Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach by a director of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
The Certificate of Incorporation further provides that any amendment of the DGCL that authorizes corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Company shall be eliminated or limited to the fullest extent as permitted by the DGCL, as amended.
Article VI of the By-Laws of the Company (the “Bylaws”) provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. The Company is further required to indemnify a Covered Person in connection with a proceeding commenced by such Covered Person only if the commencement of such proceeding by the Covered Person was authorized in the specific case by the Board of Directors of the Company.
The Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it is ultimately determined that the Covered Person is not eligible to be repaid under Article VI of the Bylaws or otherwise.
The Bylaws provide that if a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under the Bylaws is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim, and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
The Bylaws provide that the rights conferred on any person under Article VI thereof shall not be exclusive of any other rights which such Covered Person may have or thereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Bylaws provide that the Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by the amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
The Bylaws provide that any repeal or modification of the provisions of Article VI thereof shall not adversely affect any right or protection thereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
The Bylaws provide that indemnification under Article VI thereof shall not limit the right of the Company, to the extent and in the manner provided by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, is permitted to directors and officers of the Company pursuant to the above statutory provisions, the Company understands that the Securities and Exchange Commission is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of Catalyst Pharmaceutical Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed on July 25, 2006).

4.2	Certificate of Amendment to the Certificate of Incorporation of Catalyst Pharmaceutical Partners, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, filed on July 25, 2006).

4.3	Bylaws of Catalyst Pharmaceutical Partners, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed on July 25, 2006).

5.1	Opinion of Akerman Senterfitt.

10.1	Non-Qualified Stock Option Agreements between the Company and Patrick J. McEnany (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed on July 25, 2006).

10.2	Non-Qualified Stock Option Agreements between the Company and Hubert E. Huckel, M.D. (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed on July 25, 2006).

10.3	Non-Qualified Stock Option Agreements between the Company and Jack Weinstein (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1, filed on July 25, 2006).

10.4	Non-Qualified Stock Option Agreement between the Company and Charles O’Keeffe (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1, filed on July 25, 2006).

Exhibit No.	Description

10.5	Non-Qualified Stock Option Agreement between the Company and M. Douglas Winship (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report for the Three and Nine Months Ended September 30, 2006, filed on December 12, 2006)

10.6	Consulting Agreement between the Company and Dr. Donald Jasinski (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the Commission on September 1, 2006)

23.1	Consent of Akerman Senterfitt (Included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included in the signature pages to this Registration Statement).
Item 9. Undertakings.
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that paragraphs (a)(1)(a) and (a)(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Catalyst Pharmaceutical Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on June 2, 2008.

CATALYST PHARMACEUTICAL PARTNERS, INC.
By:	/s/ Patrick J. McEnany
Patrick J. McEnany, Chairman,
President and CEO

POWER OF ATTORNEY
          Each person whose signature appears below hereby constitutes and appoints Patrick J. McEnany and Jack Weinstein, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them, or this or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. McEnany Patrick J. McEnany	Chairman of the Board of Directors, President and Chief Executive Officer	June 2, 2008

/s/ Jack Weinstein Jack Weinstein	Vice President, Treasurer and Chief Financial Officer	June 2, 2008

/s/ Alicia Grande Alicia Grande	Corporate Controller/Chief Accounting Officer	June 2, 2008

/s/ Hubert E. Huckel, M.D. Hubert E. Huckel, M.D.	Director	June 2, 2008

/s/ Charles B. O’Keeffe Charles B. O’Keeffe	Director	June 2, 2008

Signature	Title	Date

/s/ Philip H. Coelho Philip H. Coelho	Director	June 2, 2008

/s/ David S. Tierney, M.D. David S. Tierney, M.D.	Director	June 2, 2008

/s/ Milton J. Wallace Milton J. Wallace	Director	June 2, 2008